April 5, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
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[ ]     Confidential, For Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Section 240.14a-12

                              KeySpan Corporation
                              -------------------
                (Name of Registrant as Specified in Its Charter)

                                     (N/A)
                                     -----
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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(4)  Proposed maximum aggregate value of transaction:
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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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


The following communication is being distributed to all National Grid and KeySpan employees through internal email system and will be posted on National Grid and KeySpan websites:


Integration update                  National Grid             KeySpan


Volume I Issue III                                             April 2006


April 5, 2006


National Grid - KeySpan Integration Team Announced


The following is a message from Kwong Nuey and John Caroselli, National Grid - KeySpan Integration leads:


We are pleased to announce the functional integration team leads who will spearhead our efforts going forward. They are:

   Functional Team                      National Grid            KeySpan
   ---------------                      -------------            -------

o  Human Resources                      Bill Dowd                Bill Bollbach
o  Gas Operations                       Jim Howe                 Bill Akley
o  Generation & Energy Supply           Lee Klosowski            Rich Rapp
o  Shared Services                      Mike Kyle                Coleen Ceriello
o  Electric T&D Operations              Clem Nadeau              TBD(1)
o  Customer Service & Marketing         Tony Pini                Rick Murphy
o  Finance & Accounting                 Marcy Reed               Mike Taunton
o  Corporate Services                   John Sherman             Mike Walker
o  Information Technology               TBD(2)                   Frank LaRocca

In addition to the outstanding team identified above, Colin Owyang from National Grid and Tom Dargan from KeySpan will join the team to assist in the management and coordination of integration-related project planning, strategy, content integration, logistics and information management; also Amy Atwood from National Grid and Mary Cardillo from KeySpan will join the team to champion our communications efforts.

The integration teams will formally begin the process later this month. Their first task will be to map the current "as is" environments for both companies. This "level setting" will establish the baseline for integration in the tasks to follow. In addition to leading the charge for the integration of their respective functional areas, the functional team leads will also act as designated points of contact for all integration-related activities between National Grid and KeySpan personnel. In that regard, should you have a need to engage your counterparts please contact the functional leader for your area.


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


We know you will join us in offering the entire team your support and wishing them every success as we begin the journey to combine these two great companies. If you have any questions, please feel free to contact either of us directly (see below); through the Integration Hotlines at 1-800-523-1044 (National Grid) or 1-888-698-4397 (KeySpan); or via e-mail at IntegrationQuestions@us.ngrid.com or IntegrationQuestions@keyspanenergy.com.

Thank you,

/s/Kwong Nuey                                      /s/John Caroselli

Kwong Nuey                                         John Caroselli
National Grid Integration Lead                     KeySpan Integration Lead
kwong.nuey@us.ngrid.com                            jcaroselli@keyspanenergy.com
-----------------------                            ----------------------------


1.   The KeySpan Electric T&D Operations lead will be appointed next week.

2. As Kathy Lane, the newly announced National Grid group CIO, will not be starting in the US until April 10th, we have deferred the IT appointment until April 14th.












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


 Additional Information and Where to Find It
 -------------------------------------------

KeySpan intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement and other relevant documents in connection with the proposed acquisition of KeySpan by National Grid. Investors and security holders of KeySpan are advised to read the proxy statement and other relevant documents when they become available, as they will contain important information about the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by KeySpan with the SEC, when they become available, at the SEC's web site at http:/www.sec.gov.

KeySpan and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed acquisition. Information concerning the interests of KeySpan's participants in the solicitation is set forth in KeySpan's most recent proxy statement and Annual Report on Form 10-K (filed with the SEC on March 30, 2005 and February 28, 2006, respectively) and will be set forth in the proxy statement relating to the acquisition when it becomes available.




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